UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

KMG Chemicals, Inc.
(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Pkwy S., Houston, Texas Suite 600	77099
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-600-3800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
The annual shareholders meeting was held on December 7, 2010. At that meeting, the shareholders voted to elect all the nominees to our board of directors as follows:

		Votes
Nominees	Votes For	Against	Abstentions
David L. Hatcher	7,587,636	29,960	179,190
J. Neal Butler	7,587,404	30,192	179,190
Gerald G. Ermentrout	7,614,761	2,835	179,190
Christopher T. Fraser	7,586,269	31,327	179,190
George W. Gilman	7,568,133	49,463	179,190
Fred C. Leonard, III	7,587,997	29,599	179,190
Stephen A. Thorington	7,616,461	1,135	179,190
Karen A. Twitchell	7,612,298	5,298	179,190
Richard L. Urbanowski	7,615,761	1,835	179,190
The foregoing persons compose our full board of directors. The shareholders also voted to approve the appointment of UHY LLP as our independent registered public accounting firm for fiscal year 2011. The vote was 9,637,133 for, 63,487 against and 12,109 abstentions.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: December 8, 2010
John V. Sobchak,
Vice President and Chief Financial Officer